UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 18, 2016, First National Community Bancorp, Inc. (the “Company”) issued a press release announcing that Steven R. Tokach notified the Company that, effective June 30, 2016, he will retire from his positions as a President and Chief Executive Officer and member of the board of directors of the Company and from all director, committee membership, officer and other positions that he has with each of the Company’s subsidiaries, including its bank subsidiary, First National Community Bank (the “Bank”).

(c) On May 18, 2016, the Board of Directors of the Company and the Bank have appointed Gerard A. Champi as the successor President and Chief Executive Officer and member of the board of directors of the Company and the Bank, effective July 1, 2016. Mr. Champi will be appointed as a Class A director of the Company, with a term expiring at the 2017 annual meeting of shareholders, filling the vacancy created by Mr. Tokach’s retirement. Board committee assignments have not yet been determined for Mr. Champi.

Mr. Champi does not have any interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Mr. Champi is incorporated by reference to the information under the captions “Information as to Executive Officers and Significant Employees” and “Executive Compensation” in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 18, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1 Press Release issued May 18, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr. CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: May 18, 2016